FORM OF
ACTION FUND MANAGEMENT, LLC

CODE OF ETHICS

dated February 24, 2004

Action Fund Management, LLC (the "Company"), in its capacity as an investment adviser to the Free Enterprise Action Fund and any other investment company to which it may provide services in the future (each a "Fund"), holds its employees to a high standard of integrity and business practice. In serving its clients, the Company strives to avoid conflicts of interest or the appearance of conflicts of interest in connection with transactions in securities for its employees and for the Funds that it services.

While affirming its confidence in the integrity and good faith of all of its member-managers ("Members") and officers, the Company recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions in securities that may be held by certain of its Members, officers, employees and consultants, could place such individuals, if they engage in personal transactions in securities that are eligible for investment by a Fund managed by the Company, in a position where the person's own interests may conflict with the interests of the Fund.

In view of the foregoing and of the provisions of Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"), as well as the Company's obligations under the Investment Advisers Act of 1940, the Company has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I. Statement of General Principles

In recognition of the trust and confidence placed in the Company by each Fund's shareholders and to give effect to the Company' shared belief that its operations should be directed to the benefit of the Fund's shareholders, the Company hereby adopts the following general principles to guide the actions of its Members, officers and employees.

     A. The interests of the Funds' shareholders are paramount. All Company personnel must conduct themselves and Company operations to give maximum effect to this tenet by diligently placing the interests of the shareholders before the person's own interests.

     B. All personal transactions in securities by Company personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of the Company representative with the interests of the Fund and its shareholders.

     C. All personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Fund, or that otherwise bring into question the person's independence or judgment.

II. Definitions. All definitions are subject to amendments to Section (a)(1) of Rule 17j-1 under the 1940 Act, or to other statutory or regulatory provisions referenced in the definition or interpretations of those provisions.

A. "Access Person" means:

1. each member or officer of the Company;

          2. each employee of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

          3. any natural person in a control relationship to the Company or a Fund, or employed by an entity in a control relationship to the Company or a Fund, who obtains information concerning recommendations made to or by the Company or a Fund with respect to the purchase or sale of a security by the Fund.

          4. Notwithstanding the above, where the Company is primarily engaged in a business or businesses other than advising a registered investment company or other advisory clients, the term "access person" shall mean: any member, officer, general partner, or employee of the Company who, with respect to any registered investment company, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to any registered investment company; or who, in connection with his duties, obtains any information concerning securities recommendations being made by the Company to any registered investment company.

     B. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security for a Fund has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     C. "Beneficial Ownership" of a security is to be determined in the same manner as for purposes of Section 16 of the Securities Exchange Act of 1934 as amended ("1934 Act"). A person will generally be deemed the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, Beneficial Ownership includes the accounts of a spouse, minor children, relatives resident in the person's home, or other persons by reason of any contract, arrangement, understanding or relationship that provides the person with sole or shared voting or investment power.

D. "Compliance Statement" refers to a statement in the form attached to this Code of Ethics as Appendix A.

     E. "Control" has the same meaning as set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides (as of the date of adoption of this Code of Ethics) that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting security is presumed to give the holder thereof control over the company. The presumption of Control may be countered by the facts and circumstances of a given situation.

     F. "Covered Security" has the same meaning as the definition of "security" set forth in Section 2(a)(36) of the 1940 Act, except that it does not include securities issued by the government of the United States or any U.S. government agency, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered, open-end management investment companies; except, however, that shares of the Fund are included in the definition of "Covered Security."

G. "Fund" means any registered investment company to which the Company serves as investment adviser or investment subadviser, or any "Series" of the investment company.

H. "Investment Personnel" means:

1. all Access Persons who occupy the position of portfolio manager (or who serves on an investment committee that carries out the portfolio management function) with respect to a Fund (or any Series);

          2. all Access Persons who provide or supply information, advice and/or recommendations regarding the purchase or sale of any security by a Fund (or any Series), or who execute or help execute any portfolio manager's decisions; and

3. all Access Persons who, in connection with their regular functions, obtain contemporaneous information regarding the purchase or sale of a security by a Fund (or any Series).

     I. "Personal Account" refers to any brokerage account with a broker-dealer in which an Access Person, a spouse, a minor child or other relative resident in the Access Person's home or other persons by reason of any contract, arrangement, understanding or relationship that provides the Access Person with a Beneficial Ownership interest directly or by reason of a sole or shared voting or investment power.

J. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     K. "Restricted Period" is the number of days before or after a Security is being purchased or sold by a Fund during which, subject to an exception under the particular circumstances made by each Fund's currently-designated Compliance Officer in his or her discretion, no Investment Personnel may purchase or sell, directly or indirectly, any Security in which he or she had or by reason of such transaction acquires any Beneficial Ownership.

     L. "Review Officer" shall mean the person charged with the responsibility, at any given time, to pre-clear trades, grant exceptions to prohibitions under the Code, receive reports and notices required by this Code to be generated, and to accomplish any other requirement of this Code related to the oversight of activities, the exercise of discretion or the making of decisions relating to the activities of persons covered by this Code.

          1. A person may be designated by the Company's Members or the Compliance Officer as a Review Officer (or the Compliance Officer may undertake the responsibility of serving as the Review Officer) for purposes of this Code without otherwise formally carrying that title or the responsibility for functions otherwise generally associated with the responsibilities of a Compliance Officer, unless otherwise required by law or regulation.

2. The Review Officer may delegate certain functions as appropriate.

M. "Security" has the same meaning as the definition of "security" set forth in Section 2(a)(36) of the 1940 Act

     N. A "Security held or to be acquired" by a Fund means any Security that, within the most recent fifteen (15) days, (i) is or has been held by any Fund, or (ii) is being or has been considered for purchase by any Fund.

     O. A Security is "being purchased or sold" by any Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for any Fund until the time when such program has been fully completed or terminated.

III. Prohibited Purchases and Sales of Securities

     A. In connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by any Fund, no Access Person shall: (1) employ any device, scheme or artifice to defraud a Fund or any Series of a Fund; (2) make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (3) engage in any act, practice or course of business that would operate as a fraud or deceit on any Fund, or (4) engage in any manipulative practice with respect to a Fund. Such acts shall include, but not be limited to, the following:

          1. Intentionally inducing or causing a Fund to take action or to fail to take action, for the purpose of achieving a personal benefit rather than to benefit the Fund, shall be a violation of this Code. Examples of this violation include:

a. causing any Fund to purchase a Security owned by the individual for the purpose of supporting or driving up the price of the Security; and

b. causing any Fund to refrain from selling a Security in an attempt to protect the value of the individual's investment, such as an outstanding option.

          2. Using actual knowledge of transactions for any Fund to profit by the market effect of such transactions shall be a violation of this Code. Subject to the discretion of the Review Officer, one test that may be applied in determining whether this prohibition has been violated will be to review the securities transactions of Access Persons for patterns (noting, however, that a violation could be deemed to have resulted from a single transaction if the circumstances so warrant). For example:

               a. Any pattern involving parallel transactions for any Fund and the individual both buying or both selling the same security or opposite transactions (buy/sell or sell/buy) within the Restricted Period specified below in Subsection B may be analyzed to determine whether the individual's transaction may have violated the prohibition.

b. Among the factors that may be considered in the analysis are:

(1) the number and dollar value of the transactions;

(2) the trading volume of the Securities in question;

(3) the length of time the Security has been held by the individual; and

(4) the individual's involvement in the investment process.

          3. Access Persons have an affirmative duty to bring suitable Securities to the attention of the investment personnel. The intentional failure to recommend a suitable Security to, or the failure to purchase a Security for, any Fund for the purpose of avoiding the appearance of conflict with respect to a personal transaction in that Security may be considered a violation of this Code. Personal transactions will be reviewed with regard to this policy.

     B. Subject to Section IV on Pre-Clearance of Transactions, no Investment Personnel may purchase or sell, directly or indirectly, any Security in which he or she had or by reason of such transaction acquires any Beneficial Ownership, within the Restricted Period, currently designated as seven (7) days before or after the time that the same (or a related) Security is being purchased or sold by the Fund.

      C. No Investment Personnel may acquire, either directly or indirectly, beneficial ownership of a Security as part of an initial public offering by the issuer without the prior written permission of the Review Officer. In this connection, the Review Officer must have first: (a) been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel's activities on behalf of the Trust or any Fund); and (b) concluded, after consultation with other Investment Personnel of the Trust or the relevant Fund (who have no personal interest in the issuer involved in the IPO), that the Trust or the relevant Fund has no foreseeable interest in purchasing such IPO.

      D. No Investment Personnel shall acquire, directly or indirectly, Beneficial Ownership of any limited offering without first obtaining the prior written approval of the Review Officer for that Investment Personnel, which Review Officer: (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel's activities on behalf of the Trust or any Fund); and (b) has concluded, after consultation with other Investment Personnel of the Trust or the relevant Fund (who have no personal interest in the issuer involved in the Limited Offering), that the Trust or the relevant Fund has no foreseeable interest in purchasing such Limited Offering.

E. No Investment Personnel may sell a Security within 60 days of acquiring Beneficial Ownership of that Security.

IV. Pre-Clearance of Transactions

     A. All Investment Personnel must pre-clear all proposed personal transactions in Securities with the designated Review Officer prior to proceeding with the securities transaction. (Appendix B.) To the extent there is only one person responsible for the day-to-day activities of the Company, that person shall make an independent determination that his or her transactions meet the standards set forth by this Code of Ethics, and will maintain copies of all approval forms in the same manner as if there had been a separate Review Officer.

          1. No transaction in Securities may be effected by Investment Personnel without the prior written approval of the Review Officer, as set forth in a signed Personal Request and Trading Authorization Form, a sample of which is attached to this Code.

2. Clearance authorizations are effective only until the close of trading on the date the approval is received, unless otherwise indicated in writing.

3. The Review Officer will promptly provide a copy of each Personal Trading Request and Authorization Form it receives to each Fund's Compliance Officer.

B. Transactions exempted in Section V.B below do not have to be pre-cleared.

V. Exempt Purchases and Sales

     A. The following transactions must be pre-cleared. Each transaction will be entitled to clearance from the Review Officer absent circumstances that the Review Officer believes, in his or her discretion, warrant treatment other than immediate approval:

1. Purchases or sales of Securities that are not eligible for purchase or sale by a Fund to which the proposed investor is the relevant Investment Personnel.

          2. Transactions which, after consideration of all the facts and circumstances, are deemed not to be in violation of Section III of this Code, and do not present a reasonable likelihood of harm to the Fund. Such transactions may include, but are not limited to:

a. Transactions within the Restricted Period that the Review Officer determines would not benefit or disadvantage the position of any Fund in the Security;

               b. Transactions within the Restricted Period that the Review Officer determines would not benefit the applicable Investment Personnel's position in the Security as a result of a trade by the relevant Fund;

c. Transactions in connection with which the potential harm to a Fund is remote;

d. Transactions unlikely to affect a highly institutionalized market; and

e. Transactions clearly, in the opinion of the Review Officer, not related economically to Securities to be purchased, sold or held by any Series of the Fund.

3. The Review Officer may exercise discretion to exempt any person from certain provisions of this Code if such person's services are:

a. deemed to be valuable, and

b. without the exemption the person could not perform the function for which he or she was hired by any of the Company.

Any such exemptions shall be in writing and subject to approval of the Members of the Company, the Board of Trustees of the Fund, or the Company's or Fund's Compliance Officer.

B. The requirements of Section IV, (dealing with pre-clearance obligations of Investment Personnel under this Code) shall not apply to the following transactions:

1. Purchases or sales over which Investment Personnel had no direct or indirect influence or control;

          2. Purchases or sales that are non-volitional on the part of Investment Personnel or any Fund, including purchases or sales upon the exercise of puts or calls written by Investment Personnel and sales from a margin account pursuant to a bona fide margin call;

3. Purchases that are part of an automatic dividend reinvestment plan;

4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from the issuer;

          5. Transactions that appear, pursuant to reasonable inquiry and investigation, to present no reasonable likelihood of harm to any Fund and that are otherwise in accordance with Rule l7j-l. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security being considered for purchase or sale by a Fund (but not then being purchased or sold for the Fund) if the issuer has a market capitalization of over $1 billion;

          6. Purchases or sales of Securities effected by Investment Personnel who are required to pre-clear proposed Securities transactions in accordance with a code of ethics described in Section IX of this Code (addressing the codes of ethics of Funds to which the Company provides investment advice), and the code of ethics of each Fund's distributor and administrator provided that such Investment Personnel comply with these pre-clearance requirements.

VI. Additional Restrictions and Requirements

     A. Gifts. No Access Person shall accept or receive any gift of more than de minimis value (i.e., $100) from any person or entity that does business with or on behalf of the Company or any Fund or service provider.

     B. Memberships. No Investment Personnel may accept a position as a member, trustee or general partner of a publicly-traded company or partnership, unless such position has been presented to and approved by the Members of the Company and each Fund's Board of Trustees or Directors as consistent with the interests of the Fund and its shareholders.

C. Duplicate Confirmations

          1. All Investment Personnel must submit duplicate confirmations to the Review Officer, either by: (a) directing each brokerage firm or bank at which such persons maintain securities accounts to send simultaneous duplicate copies of such persons' statements to the Review Officer; or (b) by the Investment Personnel personally providing duplicate copies of all such statements directly to the Review Officer within two (2) business days of receipt.

          2. Investment Personnel who provide copies of brokerage account statements to a designated review officer pursuant to a code of ethics described in Section IX of this Code are not required to provide copies of the statements to each Fund's Review Officer pursuant to this paragraph.

D. List of Securities

          1. Initial Report. Each Access Person (except for Disinterested Fund Trustees or Members) must provide to the Review Officer an initial complete listing of all securities owned as of the date the Fund commences operation, or as of the date the person first becomes an Access Person. The initial listing must be submitted no later than 10 days after the event that gave rise to the obligation to provide a list. (Appendix C.)

          2. Subsequent Reports. No later than January 10 of each year, each Access Person (except for Disinterested Fund Trustees or Members) must submit to the Review Officer a complete list of holdings covering the prior calendar year. (Appendix D.)

          3. Exception. Any Access Person who would be required to provide an initial or subsequent listing of all securities owned pursuant to this Section VI.D need not file reports under this Code where the Access Person is subject to a code of ethics described in Section IX of this Code, and files the required reports pursuant to that other code.

     E. Confidentiality. All reports of securities transactions and any other information filed with the Company pursuant to this Code will be treated as confidential. In this connection, Access Persons are prohibited from revealing to any other person (except in the normal course of his or her duties on behalf of the Company or any of the Funds) any information regarding Securities transactions made or being considered by or on behalf of any Fund.

VII. Reporting Obligations

     A. Each Access Person (other than Disinterested Fund Trustees or Directors) is required to file quarterly with the Review Officer a report indicating all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership. (Appendix E.)

          1. The Review Officer will submit confidential quarterly reports with respect to his or her own personal securities transactions to an Alternate Review Officer, as designated by the Company's Members or the Compliance Officer. The Alternate Review Officer designated to receive and review the Review Officer's reports will undertake those responsibilities in a manner consistent with the responsibilities of the Review Officer under this Code.

          2. If there is only one person with day-to-day responsibility for the activity of the Company, then that person shall make an independent determination that his or her transactions meet the standards set forth by this Code of Ethics, and will maintain copies of all approval forms in the same manner as if there had been a separate Review Officer.

     B. Every report is to be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

1. The date of the transaction, the title and the number of shares or the principal amount of each Security involved;

2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3. The price at which the transaction was effected;

4. The name of the broker, dealer or bank through which the transaction was effected; and

5. The date the report was signed.

C. In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

     D. Any Access Person who would otherwise be required to report his or her transactions under this Code shall not be required to file reports pursuant to this section of the Code where such Access Person is required to file reports pursuant to a code of ethics described in Section IX of this Code.

     E. To the extent applicable, a Disinterested Trustee or Director of a Fund will be required to report transactions in Securities only if the Trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such period prescribed by applicable law), such security was purchased or sold, or was being considered for purchase or sale, by any Series of the Fund. (The "should have known" standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting any Series' investment objectives, or that any knowledge is to be imputed because of prior knowledge of any Series' portfolio holdings, market considerations, or any Series' investment policies, objectives and restrictions.)

     F. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the Security to which the report relates.

     G. Any Access Person who files a Compliance Statement with the Review Officer and directs all broker-dealers named in the filing to submit duplicate copies of all confirmation statements and periodic statements to the Review Officer shall not be required to file quarterly reports pursuant to Section VII.A with respect to any Personal Accounts listed thereon for the next four succeeding calendar quarters. Each Access Person filing a Compliance Statement with the Review Officer shall promptly notify the Review Officer if any Personal Account is opened or closed.

H. Each Access Person is required to file an Annual Certification of Compliance with the Code of Ethics. (Appendix F.)

VIII. Review and Enforcement

     A. The Review Officer shall compare all reported personal Securities transactions with completed portfolio transactions of each Fund and a list of securities being considered for purchase or sale by any Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

     B. If the Review Officer determines that a violation of this Code may have occurred, the Review Officer shall submit his or her written determination, together with a confidential report and any additional explanatory material provided by the individual, to the President of the relevant Fund (or to a person to whom the President shall delegate this authority, such as the Compliance Officer, to the extent that person also serves as Review Officer) and outside counsel to the Fund, who will make an independent determination as to whether a violation has occurred.

     C. If the President (or designee) and outside counsel find that a violation has occurred, the Company shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees or Directors of the Fund.

D. No person shall participate in a determination of: (1) whether he or she personally has committed a violation of the Code; or (2) the imposition of any sanction.

IX. Other Applicable Codes of Ethics (Funds and Distributors)

Each Fund and its distributor shall:

A. Submit to the Company a copy of their codes of ethics adopted pursuant to Rule 17j-1;

B. Promptly report to the Company in writing any material amendments to such code;

C. On a quarterly basis provide to the Company written certification of the compliance of its Access Persons with its Code of Ethics; and

     D. Shall immediately furnish to the Company all information deemed reasonably necessary by the Fund's Board of Trustees or Directors or counsel to the Fund for its consideration regarding any material violation or series of other violations of the Code by an Access Person.

E. The Company will provide the same information to each of the Funds to which it provides services, as requested by a representative of the Fund.

X. Records

The Company shall maintain records in the manner and to the extent set forth below, or as otherwise required by applicable law, which may be maintained on microfilm or by such other means permissible under the conditions described in Rule 31a-2 under the 1940 Act, or under no-action letters or interpretations under that rule, and shall be available for examination by representatives of the Securities and Exchange Commission.

A. A copy of this Code shall be preserved in an easily accessible place;

     B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily-accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

     C. A copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

D. A list of all Access Persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

XI. Approval, Amendment and Interpretation of Provisions

     A. This Code was approved by the Members of the Company, or will be presented for approval at the next regularly-scheduled meeting. In addition, the Code will be provided to each Fund for presentation to its Board of Members or Trustees. This Code may be amended as necessary or appropriate with the approval of the Members of the Company and appropriate notice to each Fund.

     B. The Review Officer shall report to the Members of the Company at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications.

C. This Code is subject to interpretation by the Members of the Company, or of the Boards of Trustees or Members of each Fund, in their discretion.

XII. Insider Trading Policy and Procedures

1. Scope of Policy Statement

This policy statement is drafted broadly, and is intended to be applied and interpreted broadly. This policy statement applies to Securities trading and information handling by all Access Persons.

The law of insider trading is unsettled. An individual legitimately may be uncertain about the application of the policy statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. Company employees should direct any questions relating to the policy statement to the Review Officer, or to in-house or outside counsel, as necessary or appropriate. Company employees must also notify the Review Officer or an attorney if there is any reason to believe that a violation of the policy statement has occurred or is about to occur.

2. Policy Statement on Insider Trading

The Company forbids any officer, member/trustee or employee from trading, either personally or on behalf of others, including mutual funds managed by the Company, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Company's policy applies to the Company, each Fund managed by the Company, each Fund's its principal underwriter, and every officer, member and employee of those entities, and extends to activities within and outside their duties with the Company. Every officer, member, trustee and employee must read and retain this policy statement. Any questions regarding the policy and procedures should be referred to in-house or outside counsel. An officer, member, trustee or employee must notify an attorney in the legal department immediately if they have any reason to believe that a violation of the policy statement has occurred or is about to occur.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

a) trading by an insider, while in possession of material, nonpublic information; or

     b) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

c) communicating material nonpublic information to others.

i. Who is an insider?

          The concept of "insider" is broad. It includes officers, members, trustees and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Company may become a temporary insider of a Fund it advises or for which it performs other services. According to the U.S. Supreme Court, a company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

ii. What is material information?

          Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, members and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

          Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the U.S. Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street Journal's Heard on the Street Column.

          It is conceivable that similar advance reports of securities to be bought or sold by a large, influential institutional investor, such as a fund, may be deemed material to an investment in those portfolio securities. Advance knowledge of important proposed government regulation, for example, could also be deemed material information regarding companies in the regulated industry.

iii. What is nonpublic information?

          Information is nonpublic until it has been disseminated broadly to investors in the market place. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the sec or some other governmental agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

iv. Penalties for insider trading

          Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

- civil injunctions
- treble damages
- disgorgement of profits
- jail sentences
- fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and
- fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, up to and including dismissal of the persons involved.

3. Identifying Inside Information

     Before a Company employee executes any trade for him or herself or on behalf of others, including investment companies managed by the Company, in the securities of a company about which the employee may have potential inside information, the following questions should be considered:

     a) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

     b) Is the information nonpublic? How was the information obtained? To whom has this information been provided? Has the information been disseminated broadly to investors in the marketplace by being published in Reuters, the Wall Street Journal or other publications of general circulation? Is it on file with the Securities and Exchange Commission?

     If, after consideration of the above, it is found that the information is material and nonpublic, or if there are questions as to whether the information is material and nonpublic, the following steps should be taken:

a) report the matter immediately to the Review Officer or Compliance Officer or counsel (whether in-house or outside);

b) the securities should not be purchased or sold by the officer, member, trustee or employee for him/herself or on behalf of others, including investment companies managed by the Company.

c) the information should not be communicated inside or outside the Company, other than to consult with legal counsel.

     d) after the issue has been reviewed, the Review Officer, Compliance Officer or legal department will instruct the officer, member, or employee as to whether to continue the prohibitions against trading and communication, or allowing the trade and communication of the information.

4. Contacts with Public Companies.

     For the Company, contacts with public companies represent an important part of our research efforts. The Company may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee or other person subject to this policy statement becomes aware of material, nonpublic information. This could happen, for example, if a company's chief financial officer prematurely discloses quarterly results to an analyst or an investor relation representative makes a selective disclosure of adverse news to a handful of investors. In such situation, the Company must make a judgment as to its further conduct. For the protection of the Company and its employees, legal counsel should be contacted if an employee believes that he or she has received material, nonpublic information.

5. Tender Offers

     Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule expressly forbidding trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Company employees and others subject to this policy statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

6. Education

     Another aspect of the Company's compliance procedures will be to keep Company personnel and other access persons informed. This memorandum serves as a basic primer on what constitutes inside information and periodic memoranda will be distributed, particularly when a significant case dealing with the subject has been decided.

All new employees will be given a copy of this statement and will be required to read it and agree to its conditions. All employees will be required to confirm their understanding and acknowledgment of the statement on an annual basis.

APPENDIX A

CODE OF ETHICS AND INSIDER TRADING POLICY AND PROCEDURES

Acknowledgment form
*
Compliance Statement
*
List Of Personal Accounts

I hereby certify that I have received, read and understand the Code of Ethics and hereby agree to comply with the policies and procedures contained in the Code of Ethics.

1. In this connection, I agree to:

a. file with the Review Officer and maintain on a current basis a list of all Personal Accounts (as required in Sections VI and VII of the Code);

     b. arrange to have duplicate trade confirmations and periodic statements for each Personal Account submitted to the Review Officer directly by the securities firm maintaining the Personal Account(s); and

c. be personally responsible for determining if any security transaction for my Personal Account(s) is prohibited by the Code or any other applicable policy statement.

2. The following Personal Account(s) are maintained at the broker-dealer(s) and/or financial institution(s) named below (if none write "none"):

a. registered in my name at the following broker-dealer(s):

_______________________________

_______________________________

_______________________________

b. registered at the following broker-dealer(s) in the name of my spouse:

_______________________________

_______________________________

_______________________________

c. registered at the following broker-dealer(s) in the name of a family member who resides with me (provide name of family member):

_______________________________

_______________________________

_______________________________

d. registered at the following broker-dealer(s) in the name of any other person who resides with me:

_______________________________

_______________________________

_______________________________

3. I have a direct or indirect Beneficial Ownership interest with respect to the following other account(s) at the following broker-dealer(s) (do not list client accounts):

name and description of account ___________________________

name of broker-dealer 9; 9; ___________________________

4. I will notify the Review Officer if a Personal Account is opened or closed. If the answers to paragraphs (a) through (d) of Section 2 above are all "none," I certify that neither I nor any member of my family who resides with me or any other person who resides with me currently maintains a brokerage account.

____________________	____________________
Date	Signature

____________________
Type or print name

                                                                                                        Appendix B

Preclearance of Securities Transaction

I request preclearance of the following proposed securities transaction:
Buy/Sell	No. Shares/ or Principal Amount	Name of Security	Broker-dealer effecting trade

____________________________________
Name on / title of account in which thee proposed transaction is to be effected

Your name printed:	__________________________________
Your signature:	__________________________________
Date of request:	__________________________________

_____     Reviewed by: ____________________________
                                        Printed Name of Reviewing Principal

_____    APPROVED ____________________            Date: _______________
                                        Signature of Reviewer

_____     DENIED ____________________            Date: _______________
                                        Signature of Reviewer

Notes:

                                                                                                                                                                                            Appendix C

Access Person Initial Holding Report

I certify that as of ____________ (date), either:

________   the following is a complete list of all Covered Securities in which I had any direct or indirect beneficial ownership and the list includes the name of each broker, dealer or bank at which I maintained an account for the purpose of holding or effecting transactions in any security (not just Covered Securities), on the date I became an Access Person (an additional sheet is attached if necessary):

Title or Name of Security	Number of Shares	Principal Amount	Broker, Dealer or Bank Including Address & Account No.

or

____  I have no beneficial interest in any security.

________________________	Date transmitted
Signature	to compliance officer: ____________________

________________________
Name printed legibly

                                                                                                                                                                                  Appendix D

Annual Securities Holding Report

I certify that as of December 31, ____________, either

_____  the following is a complete list of all Covered Securities in which I had any direct or indirect beneficial ownership and the list includes the name of each broker, dealer or bank at which I maintained an account for the purpose of holding or effecting transactions in any security (not just Covered Securities), on the date I became an Access Person (an additional sheet is attached if necessary):

Title or Name of Security	Number of Shares	Principal Amount	Broker, Dealer or Bank Including Address & Account No.

or

____  I have no beneficial interest in any security.

________________________	Date transmitted
Signature	to compliance officer: ____________________

________________________
Name printed legibly

                                                                                                                                                                            Appendix E

Quarterly Transaction Report, Part One, Transactions

Calendar quarter ended______________.

I certify that the transactions listed below are all of the securities transactions in Covered Securities effected in all accounts in which I had any direct or indirect beneficial ownership during the quarter.

Trade Date of Trans-action	Type of Trans-action B/S Other	Title (Name of Security)	No. of Shares	PrincipalAmount/Rate	Price	Broker/ Dealer

P = Purchase S = Sale E = Exercise of option O = Other

_____ (x) I had no securities transactions in any covered security during the quarter.

________________________	Date transmitted
Signature	to compliance officer: ____________________

________________________
Name printed legibly

Quarterly Transaction Report, Part Two, Account(s) Established #

Calendar quarter ended______________.

I certify that the following is a complete and true list of accounts established at broker-dealers and banks during the quarter in which any securities (not just Covered Securities) transactions were effected or were held for an account(s) in which I had any direct or indirect beneficial ownership.
Date Account Opened	Account Name(s) Account Nos.	Name and address of broker-dealer or bank Name of B/D or Bank representative

___________________	___________________	___________________

___________________	___________________	___________________

_____ (x) I opened no account at any broker-dealer or bank during the quarter.

__________________________ Date transmitted

________________________	Date transmitted
Signature	to compliance officer: ____________________

________________________
Name printed legibly

                                                                                                                                                                Appendix F

Annual Certification of Compliance
with
Code of Ethics

I certify that I have received a copy of the Code of Ethics and that I have read and understood it to the best of my ability. I acknowledge that I am subject to the Code of Ethics and have complied with each of the provisions to which I am subject.

___________________
Signature

___________________
(Name printed legibly)

___________________
Date transmitted to Compliance Officer